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                                                                    EXHIBIT 10.5

                         REAL ESTATE PURCHASE AGREEMENT
                     5.683 ACRES, TUTTLE CROSSING BOULEVARD

         DOMINION HOMES, INC., an Ohio corporation ("Buyer"), with an address of 5501 Frantz Road, Dublin, Ohio 43017, agrees to buy and CRAFTON PROPERTIES, INC., an Ohio corporation ("Seller"), with an address of 3360 Tremont Road, Columbus, Ohio 43221, agrees to sell, upon the terms hereinafter set forth, the following real estate located in the State of Ohio, County of Franklin and City of Dublin:

         Being two parcels containing 3.002 acres (the "North Parcel") and 2.681 acres (the "South Parcel"), respectively, acres located on the north side of Tuttle Crossing Boulevard, as more particularly described or depicted on Exhibit A attached hereto and incorporated herein, together with all easements, rights and appurtenances thereto, all buildings and improvements situated thereon and all of Seller's rights, title and interest in all public ways adjoining the same. The North Parcel and the South Parcel are sometimes hereinafter referred to as the "Premises."

         1. Purchase Price and Expense Reimbursement. The purchase price of the Premises shall be One Million Four Hundred Thousand Dollars ($1,400,000.00), payable in cash at closing. The purchase price shall be allocated as follows:
$550,000.00 for the North Parcel and $850,000.00 for the South Parcel. In addition, at closing Buyer shall reimburse Seller for any utility tap fees, building permits or other expenses incurred by Seller in connection with its development of the Premises, provided that the benefit of such expense is entirely transferred to Buyer and that Seller provides Buyer with sufficient documentation to substantiate such expense and benefit to Buyer's satisfaction.

         2. Possession and Closing. Seller shall deliver exclusive possession of the Premises to Buyer at the closing. The closing shall be held within thirty
(30) days after all conditions of this Agreement are satisfied or waived. The closing shall be held in Columbus, Ohio, as mutually agreed by the parties.

         3. Deposit. Within 10 days after expiration of the Investigation Period (as hereinafter defined), Buyer agrees to deliver to Seller, as security for Buyer's obligation to purchase the Premises, the amount of $10,000.00 (the "Deposit"). The Deposit shall be held and returned or retained by Seller as follows: (a) if this Agreement is terminated by Buyer pursuant to the provisions of Section 6 or Section 7, the Deposit shall be returned to Buyer on the date of termination; (b) if Seller defaults, or if any representations and warranties of Seller set forth in this Agreement are untrue, the Deposit shall be returned to Buyer, which return shall not in any way prejudice the rights of Buyer in any action for damages or specific performance; (c) if Buyer purchases the Premises, the Deposit shall be returned to Buyer or credited against the purchase price at the closing; or (d) if for any reason, through no default of Seller, Buyer fails to close on the Premises as required hereunder (after all conditions to closing are satisfied or waived), the Deposit shall be retained by Seller, which retention shall not in any way prejudice the rights of Seller in any action for damages or specific performance.

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         4. Feasibility. Buyer shall have 60 days from acceptance hereof
(hereinafter the "Investigation Period") to conduct such physical examinations of the Premises and such feasibility studies as Buyer deems necessary. Such examinations and studies shall include, without limitation, examinations and studies to determine that: (a) no portion of the Premises constitutes wetlands or a final delineation of any wetland areas, under any applicable environmental laws or regulations including, but not limited to, the Clean Water Act; (b) the soil conditions on the Premises are adequate for construction of Buyer's proposed office building(s) using normal methods of construction; (c) the Premises does not contain any hazardous or toxic waste materials in violation of any applicable environmental laws or regulations including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act; (d) all necessary public utilities, including, but not limited to, water, sanitary sewer, gas, electric, storm sewer and drainage facilities are or can be made available in sufficient quantities and capacities and at reasonable cost to service Buyer's intended overall development; and (e) Buyer's intended development of the Premises is economically feasible. If, within the Investigation Period, Buyer shall notify Seller in writing that this Agreement is terminated, then thereafter neither party shall have any further obligation hereunder.

         5. Condition to Closing. Notwithstanding any provision contained herein, Buyer's obligation to purchase the Premises is contingent upon Buyer, within the period of time commencing upon Seller's acceptance hereof and ending on December 31, 2002 (the "Contingency Period"), obtaining all governmental approvals and permits as deemed necessary by Buyer for it to commence construction of its proposed office building(s), including, without limitation, final approval of Buyer's development plan and issuance of all requested building permits and utility tap permits. Seller shall fully cooperate with Buyer as necessary to satisfy the foregoing condition, and shall execute and deliver, or join with Buyer in executing and delivering, such applications for licenses, variances, approvals, permits and consents from governmental bodies, utility companies, financial institutions and other entities, and shall take such other actions, as Buyer may reasonably request in order to proceed with and fully implement Buyer's intended development, including dedication of any required right-of-way.

         6. Satisfaction or Waiver of Conditions. In the event that the condition set forth in Section 5 is not satisfied or waived within the Contingency Period, Buyer, at its option, may elect to terminate this Agreement, to waive said condition, or to continue to attempt to satisfy said condition, as follows:

                  (a) Termination. If Buyer elects to terminate this Agreement, Buyer shall so notify Seller in writing, and thereafter neither party shall have any further obligation hereunder, except as provided in
         Section 3 with respect to return of the Deposit.

                  (b) Waiver. If Buyer elects to waive said condition, the purchase and sale of the Premises shall be closed as provided in
         Section 2.

                  (c) Extension. If Buyer elects to continue to attempt to satisfy said condition, prior to expiration of the Contingency Period Buyer shall deposit with Seller the sum of $5,000.00 (the "Additional Deposit") and thereby the Contingency Period shall be extended for an additional period of 60 days (the "Extension Period"). In the event that the foregoing condition is not satisfied or waived within the Extension Period, if any,

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         Buyer, at its option, may elect either to terminate this Agreement, as provided in Section 6(a), to waive said condition, as provided in
         Section 6(b), or to continue to attempt to satisfy said condition. If Buyer elects to continue to attempt to satisfy said condition, prior to expiration of the Extension Period Buyer shall deposit with Seller the additional sum of $5,000.00 and thereby the Contingency Period shall be extended for a second additional period of 60 days (the "Second Extension Period"). In the event that the foregoing condition is not satisfied or waived within the Second Extension Period, if any, Buyer, at its option, may elect either to terminate this Agreement, as provided in Section 6(a), or to waive said condition, as provided in
         Section 6(b). The deposit(s) delivered to Seller in connection with the Extension Period and Second Extension Period, if any, shall be referred to herein, collectively, as the "Additional Deposit." The Additional Deposit shall be non-refundable, except in the event that Buyer terminates this Agreement pursuant to the provisions of Section 7 or Seller defaults or any representations and warranties of Seller set forth in this Agreement are untrue. At the closing, the Additional Deposit shall neither be returned to Buyer nor credited against the purchase price.

         7. Evidence of Title. Within thirty (30) days after acceptance hereof, Seller shall furnish Buyer with a title insurance commitment for the Premises in the amount of the purchase price of the Premises. The title insurance commitment shall be issued by a title insurance company selected by Seller and reasonably acceptable to Buyer (the "Title Company") and shall be updated with an endorsement at the closing. Such commitment and endorsement shall show in Seller marketable title in fee simple, free and clear of all liens and encumbrances except: (a) those created by or assumed by Buyer; (b) those specifically set forth in this Agreement; (c) the lien of real estate taxes and assessments, if any, not due at the time of conveyance; (d) zoning ordinances; (e) legal highways; and (f) covenants, restrictions, conditions and easements of record which in Buyer's judgment will not interfere with its intended use of the Premises or its intended overall development. Based on such commitment and endorsement, at the closing Seller shall provide Buyer with an owner's title insurance policy in the amount of the purchase price of the Premises. Seller shall pay for the cost of owner's title insurance. Buyer shall pay any additional costs incurred in connection with mortgagee title insurance issued for the protection of Buyer's lender.

         If title to all or part of the Premises is unmarketable, as determined by Ohio law with reference to the Ohio State Bar Association's Standards of Title Examination, or is subject to liens, encumbrances, easements, conditions, restrictions or encroachments other than those excepted in this Agreement, Seller shall use its best efforts to, within thirty (30) days after written notice thereof, remedy or remove any such defect, lien, encumbrance, easement, condition, restriction or encroachment or obtain title insurance without exception therefor; provided, however, that if such title defect cannot be cured within said period and if Buyer refuses to waive same, this Agreement will terminate at Buyer's option.

         At the closing, Seller shall execute and deliver to Buyer and the title insurance company an owner's affidavit as to mechanics' and materialmen's liens, persons in possession of the Premises, and similar title matters required by the Title Company as a condition of its deletion of the standard printed general exceptions from the title policy. Seller shall apply the proceeds of

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the closing to effectuate the release of any monetary encumbrances set forth in the title insurance commitment.

         8. Seller's Representations and Warranties. Seller's representations and warranties contained elsewhere in this Agreement and the following representations and warranties shall survive the closing and passing of title to Buyer whether made in this section or elsewhere herein:

                  (a) There are no actions, suits or proceedings, pending or threatened against Seller with respect to the Premises or affecting any of its rights with relation to the Premises, at law or in equity, or before any federal, state, municipal or other governmental agency or instrumentality, nor is Seller aware of any facts which to its knowledge might result in any action, suit or proceeding, nor is Seller in default with respect to any order or decree of any court or of any governmental agency or instrumentality.

                  (b) There are no rights of possession to the Premises outstanding in anyone except Seller. No part of the Premises is subject to a lease agreement, either oral or written. No part of the Premises is subject to a right of first refusal or other right which Seller or any predecessor in title, may have granted to other persons or parties as to the Premises, or any part thereof, whether written or verbal.

                  (c) No notice, either oral or written, has been received by Seller that any governmental or quasi-governmental agency or authority intends to commence construction of any special or off-site improvements or impose any special or other assessment against the Premises or any part thereof.

                  (d) Seller has full authority and capacity to enter into this Agreement and to execute all documents contemplated hereby. Seller's execution, delivery and performance of this Agreement will not violate the provisions of any agreement to which Seller is a party or by which it is bound.

                  (e) Seller shall transfer the Premises to Buyer in its present condition, excepting normal wear between the date hereof and the closing.

                  (f) There are no agreements, commitments or representations between Seller or any of Seller's predecessors in title and any governmental, public or quasi-public agency which would impose any obligation or require Buyer to pay any sums to any other party.

                  (g) Seller has not used the Premises for the disposal of any hazardous or toxic waste materials, nor to the best of Seller's knowledge and belief has the Premises ever contained nor do they currently contain any hazardous or toxic waste materials, in violation of any environmental laws, nor has any "clean-up" of the Premises occurred pursuant to any environmental laws which could give rise to:
         (i) liability on the part of Buyer to reimburse any governmental authority for the costs of such clean-up, or (ii) a

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         lien or encumbrance on the Premises. Seller has received no notice from any governmental authority with respect to any violation(s) of any environmental law or clean-up on the Premises, nor is Seller aware of any such contemplated notices, nor is Seller aware of any environmental studies or reports conducted regarding the Premises which have not been delivered to Buyer.

                  (h) Neither the Premises nor any part thereof is within a special assessment district, nor has any application been made or submitted for the creation thereof or annexation thereby.

                  (i) To the best of Seller's knowledge, no portion of the Premises constitutes wetlands or a final delineation of any wetland areas, under any applicable environmental laws or regulations including, but not limited to, the federal Clean Water Act.

                  (j) Seller has not filed for relief as a debtor under any state receivership laws or federal bankruptcy laws.

                  (k) The Premises has been finally and unappealably zoned so as to permit Buyer's construction on the Premises of Buyer's proposed office building(s) and, except as set forth in the approved zoning text attached hereto as Exhibit B and this Agreement, no other development restrictions have been placed upon the Premises.

                  (l) All representations and warranties of Seller contained in this Agreement, whether under this section or elsewhere, shall be true as at the date of the closing as if those representations and warranties were made at such time, and shall survive the closing hereunder. If requested, Seller agrees to execute and deliver to Buyer an affidavit upon closing certifying that all of the representations and warranties made in this Agreement are true and accurate as of that date.

         9. Tests and Engineering Studies. For and during the entire period that this Agreement is in effect, Buyer shall, without cost or expense to Seller, have the right through Buyer's associates, employees and/or contractors and agents, to enter upon the Premises for the purpose of surveying, inspecting, making contour surveys, temporary excavations (to be refilled by Buyer as promptly as the same shall have served their purpose), test borings and for any other purposes required by Buyer. Buyer agrees to return the Premises after any such tests to as nearly as possible its original condition. Further, Buyer agrees to indemnify and hold Seller harmless from any damages to persons or property arising out of the actions of Buyer as a result of completing such studies on the Premises.

         10. Deed. At the closing, Seller shall convey to Buyer marketable title in fee simple by transferable and recordable general warranty deed, free and clear of all liens and encumbrances not excepted by this Agreement.

         11. Taxes and Assessments. At the closing, Seller shall pay or credit on the purchase price all delinquent taxes, including penalties and interest, all agricultural recoupment charges (CAUV) for years through and including the year of closing (whether or not presently due and

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payable), and all assessments which are a lien on the date of contract. At the closing, Seller shall also pay or credit on the purchase price all other unpaid real estate taxes which are a lien on the Premises for years prior to closing and a portion of such taxes for the year of closing prorated through the date of closing based on a 365-day year and, if undetermined, on the most recently available tax rate and valuation; provided, however, that the parties shall adjust and reprorate such tax prorations based upon final and unappealable real estate tax bills. Such adjustment shall be made within 10 days after demand by the party to whom a credit is due. Seller represents and warrants that it has not received notice from a public authority of any future improvements of which a part of the cost may be assessed against the Premises.

         12. Assignment. Buyer may assign all of its rights and obligations hereunder to a nominee of its choice without Seller's consent. Seller may assign all of its rights and obligations hereunder only with Buyer's written consent.

         13. Tax-Deferred Exchange. Buyer hereby consents to Seller's assignment of this Agreement to a qualified intermediary of Seller's choice for the purpose of effectuating a tax-deferred property exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and Buyer otherwise agrees to cooperate with Seller and the intermediary in such exchange, provided that Seller or the qualified intermediary shall pay any incremental transfer taxes, recording fees or similar closing costs resulting from such exchange.

         14. Notice. Any notice or other writing required under this Agreement shall be deemed given when delivered to that party's address as set forth below or when mailed by certified United States mail, postage prepaid, return receipt requested, or via national overnight carrier, addressed as follows:

            (a)      If to Seller:

                     Crafton Properties, Inc.
                     Attn:  Francis E. Barnes
                     3360 Tremont Road
                     Columbus, Ohio 43221

            (b)      If to Buyer:                    With Copy to:

                     Dominion Homes, Inc.            Dominion Homes, Inc.
                     Attn:David S. Borror            Attn: Joseph A. Sugar, Esq.
                     5501 Frantz Road                5501 Frantz Road
                     Dublin, Ohio 43017-0766         Dublin, Ohio 43017-0766

         15. Brokers. Each party represents to the other that there is no broker or other person who may be entitled to a commission or similar fee in connection with this transaction. Each party agrees to defend, indemnify and save harmless the other from and against all other claims for brokerage or other commissions or similar fees or compensation for any service rendered at its instance in connection with this transaction.

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         16. Miscellaneous. This Agreement constitutes the entire agreement between Seller and Buyer and no change in this Agreement may be made except by an agreement in writing signed by the party against whom enforcement of any change is sought. This Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective heirs, personal representatives, successors and assigns. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio. This Agreement shall be construed without reference to the titles of the various sections, which are inserted for convenience of reference only. The covenants, agreements, representations, warranties and obligations of the parties in this Agreement shall survive the closing. Time is of the essence for purposes of this Agreement. In any action brought to enforce this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and other expenses incurred in connection with such action. Whenever used in this Agreement, the singular shall be deemed to include the plural, and vice versa, and the use of any gender shall be deemed to include all others.

         17. Duration of Offer. This Agreement constitutes an offer by Buyer to
Seller which shall be open for acceptance until 5:00 p.m., on                 ,
2002, by returning a signed original hereof to Buyer.
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
DOMINION HOMES, INC.,                                         Seller agrees to and accepts the foregoing
an Ohio corporation                                           offer this 27th day of August, 2002.


                                                              CRAFTON PROPERTIES, INC., an Ohio
By:      /s/ David S. Borror                                  corporation
    --------------------------------------
David S. Borror, Executive Vice President

Date:  August 27, 2002                                        By:   /s/ Francis E. Barnes
                                                                -------------------------------
                                                              Francis E. Barnes, President
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Attached Exhibits:

Exhibit A -    Description of Premises
Exhibit B -    Zoning Text

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